THE QUIZNO'S CORPORATION LETTERHEAD

             FOR RELEASE AT 6 AM, MDT ON OCTOBER 25,1996

       QUIZNO'S CLASSIC SUBS OPENS SIXTH MALL LOCATION IN '96;

           EXPECTS TO HAVE 14 MALL UNITS OPEN BY YEAR END

DENVER, Colo. -- The QUIZNO'S Corporation (Nasdaq: QUIZ) today announced the opening of a QUIZNO'S Classic Subs restaurant in the new SouthPark Center mall located in the Cleveland suburb of
Strongsville. The quick-service, Italian-style deli franchisor expects to have a total of 14 QUIZNO'S restaurants opening mall locations by the end of this year.

"We're very excited about our expansion in malls across the country," said Richard F. Schaden, QUIZNO'S president and CEO. "Mall developers have been impressed with the upscale image and quality of our QUIZNO'S product_that's why we're finding they're looking to QUIZNO'S to fill their niche for a strong sub sandwich concept. In addition, we're seeing higher volumes from our mall units than our street-based QUIZNO'S units."

The new SouthPark Center QUIZNO'S, the second unit to open in Cleveland in 1996, fills the need for a quality deli concept at the
1.3 million-square-foot, two-level regional mall, the first suburban mall built in Cleveland since the 1970s. Two more QUIZNO'S restaurants are scheduled to open in the Cleveland area within the next six to eight weeks.

Additional food court locations are expected to open in Missouri, Louisiana, Connecticut, Ohio, California and Washington over the next several months. The Connecticut QUIZNO'S will be the first in this state. Earlier this year, QUIZNO'S Classic Subs restaurants opened in mall food courts in southern California, New Mexico, Tennessee, Wisconsin and Washington.

"This  tremendous  exposure to customers in targeted  regional  trade areas helps support our national growth strategy," Schaden added. "In new markets, customers can sample our signature oven-baked QIJIZNO'S Classic Subs through mall sampling programs. This helps support future QUIZNO'S units opening in these new markets."

A total of 144 QUIZNO'S restaurants are now open in 25 states and Canada.

QUIZNO'S, a quick-service, Italian-style dell which serves signature oven-baked Classic Subs, has been a popular Denver-based chain for 15 years. The company successfully completed an IPO in February 1994 and is using the proceeds to focus on national expansion.

A Form 8-K will be filed with the SEC in connection with the mall location openings announced in this release. Reference is made to the Form 8-K for a discussion of certain risks relating to forward-looking statements.


For more information, contact: Sue Hoover or Debbie Leider,
The QUIZNO'S Corporation, Corporate Communications line, 303-706-9338